Exhibit 10.1

FIRST AMENDMENT TO THE SHARE SUBSCRIPTION CUM PURCHASE AGREEMENT DATED 2ND FEBRUARY 2007

THIS First Amendment to the Share Subscription cum Purchase Agreement dated 2nd February 2007 (hereinafter referred to as “Amendment”) is entered on this 25 day of April 2007;

BY AND AMONG

1.
MBL INFRASTRUCTURES LIMITED, a company incorporated in India under the Companies Act, 1956 and having its registered office at 23A, Netaji Subhash Road, 3rd Floor, Suite No. 14, Kolkata - 700001 (hereinafter referred to as the “Company”);

2.
THE PERSONS whose names and particulars are more particularly set out in Schedule 1 hereto (hereinafter referred to collectively as “Promoters” and each, a “Promoter”, which expression shall unless repugnant to the context or meaning thereof, be deemed to mean and include their heirs, legal representatives, executors, and administrators);

3.
INDIA GLOBALISATION CAPITAL, INC. a company organised under the laws of the State of Maryland and having its office address at 4336 Montgomery Avenue Bethesda, MD 20814 (hereinafter referred to as “Investor”, which expression shall, unless it be repugnant to the context or meaning thereof, be deemed to mean and include its successors and assigns).

(The Investor, the Promoters and the Company may hereinafter be referred to individually as “Party” and collectively as “Parties”, as the context may require).

Whereas the Investor, the Promoters and the Company are the parties to that certain Share Subscription cum Purchase Agreement (the “Share Subscription cum Purchase Agreement”) dated 2nd February, 2007, pursuant to which the Investor has agreed to purchase the Sale Shares from the Promoters and subscribe to fresh Equity Shares such that post purchase and subscription the Investor is the direct and legal owner of upto 57 % of the total issued and paid up equity share capital of the Company.

WHEREAS, the Investor, the Company and the Promoters desire to amend the Share Subscription cum Purchase Agreement on the terms and conditions hereinafter set forth.

NOW, THEREFORE, IN CONSIDERATION OF THE MUTUAL PROMISES COVENANTS AND AGREEMENTS HEREIN CONTAINED, THE PARTIES AGREE AS FOLLOWS:

1.	Amendment to Clause 4.1.10 - Clause 4.1.10 is hereby amended to read in its entirety as follows:

(A)
Investor receiving by May 15, 2007 from the Promoters and the Company three year financial statements for the period ended March 31, 2006, March 31, 2005 and March 31, 2004 converted into US GAAP and audited by a Public Company Accounting Oversight Board top 5 accounting firm and unaudited US GAAP financial statements for the period commencing April 1, 2006 and ending December 31, 2006.

(B)
Investor receiving by June 30, 2007 from the Promoters and the Company financial statements for the period ended March 31, 2007 converted into US GAAP and such converted accounts audited by a Public Company Accounting Oversight Board top 5 accounting firm.

2.	Amendment to Clause 5.3 - Clause 5.3 is hereby amended to read in its entirety as follows:

Upon fulfillment of all the Conditions Precedent to the satisfaction of the Investor or if specifically waived in writing by the Investor, the Parties shall proceed to complete the sale of the Sale Shares to the Investor and the issue of the Subscription Shares to the Investor (‘Completion’) in the manner provided in this Clause and shall agree upon a date on which the Completion shall take place. The date so agreed between Investor, the Company and the Promoters shall hereinafter be referred to as the ‘Completion Date’.

Such Completion Date shall be a date not later than 30.11.2007

This date may however be extended upon mutual agreement between the Parties.

3.	This Amendment shall become effective upon the execution and delivery of this Amendment by the Investor, the Promoters and the Company.

4.
Amendment to the Share Subscription cum Purchase Agreement. The Share Subscription cum Purchase Agreement is hereby, and shall henceforth be deemed to be, amended, modified and supplemented in accordance with the provisions hereof, and the respective rights, duties and obligations under the Share Subscription cum Purchase Agreement shall hereafter be determined, exercised and enforced under the Share Subscription cum Purchase Agreement, as amended, subject in all respects to such amendments, modifications, and supplements and all terms and conditions of this Amendment.

5.
Ratification of the Agreement. Except as expressly set forth in this Amendment, all agreements, covenants, undertakings, provisions, stipulations, and promises contained in the Share Subscription cum Purchase Agreement are hereby ratified, readopted, approved, and confirmed and remain in full force and effect.

6.
No Implied Waiver. The execution, delivery and performance of this Amendment shall not, except as expressly provided herein, constitute a waiver or modification of any provision of, or operate as a waiver of any right, power or remedy of the Parties under, the Share Subscription cum Purchase Agreement or prejudice any right or remedy that either Party may have or may have in the future under or in connection with the Share Subscription cum Purchase Agreement or any instrument or agreement referred to therein. The Parties hereto acknowledge and agree that the representations and warranties of the Parties contained in the Share Subscription cum Purchase Agreement shall survive the execution and delivery of this Amendment and the effectiveness hereof.

7.	Governing Law. This Amendment shall be governed by and be governed by and construed in accordance with the laws of India.

8.	Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute one and the same instrument.

IN WITNESS WHEREOF THE PARTIES OF THIS ADDENDUM HAVE SET AND SCRIBED THEIR HANDS AT KOLKATA, ON THE DAY MONTH AND YEAR FIRST NOTED ABOVE, IN PRESENCE OF:

SIGNED AND DELIVERED	)
BY THE WITHIN NAMED " INVESTOR "	)
PARVEEN MUKUNDA	)
)

ON THE 25 DAY OF APRIL 2007)

IN THE PRESENCE OF:	)
WITNESS:	)

NAME AND ADDRESS:	)

SIGNED AND DELIVERED	)
BY THE WITHINNAMED "COMPANY"	)
BY THE HAND OF MR. RAM GOPAL MAHESHWARI	)
(AUTHORISED SIGNATORY) PURSUANT TO THE	)
RESOLUTION PASSED BY THE BOARD	)
ON THE 25 DAY OF APRIL 2007)

IN THE PRESENCE OF:	)
WITNESS:	)

NAME AND ADDRESS:	)

SIGNED AND DELIVERED	)
BY THE WITHINNAMED "Promoters"	)
)
)

ON THE 25 DAY OF APRIL 2007)

IN THE PRESENCE OF:	)
WITNESS:	)

NAME AND ADDRESS:	)